Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85202, 333-71870, 333-45280 and 333-104078) and Form S-3 (No. 333-104077) of Equinix, Inc. of our report dated March 21, 2003 relating to the financial statements, which appears in this Form 10-K/A.

/s/    PricewaterhouseCoopers LLP

San Jose, California

April 25, 2003